Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jewett-Cameron Trading Company Ltd. of our report dated November 20, 2024, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Jewett-Cameron Trading Company Ltd. for the year ended August 31, 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

April 21, 2025